Exhibit 99.2
Morinda Holdings, Inc. and Subsidiaries Consolidated Financial Statements as of September 30, 2018 and December 31, 2017 and for the Nine-Month Periods Ended September 30, 2018 and 2017

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS
Page

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED):

Balance Sheets as of September 30, 2018 and December 31, 2017	2–3

Statements of Income for the Nine-Month Periods Ended
September 31, 2018 and 2017	4

Statements of Comprehensive Income for the Nine-Month Periods Ended
September 30, 2018 and 2017	5

Statements of Shareholders’ Equity for the Nine-Month Period Ended
30-Sep-18	6

Statements of Cash Flows for the Nine-Month Periods Ended
September 30, 2018 and 2017	7–8

Notes to Consolidated Financial Statements as of September 30, 2018 and
December 31, 2017, and for the Nine-Month Periods Ended September 30, 2018
and 2017	9–19

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$44,305,302	$42,088,306
Certificates of deposit	69,824	215,961
Accounts receivable - net	3,900,873	4,389,867
Other receivables	321,476	937,761
Inventories	25,779,376	20,906,169
Prepaid expenses and other assets	4,816,269	4,282,640

Total current assets	79,193,120	72,820,704

PROPERTY, PLANT AND EQUIPMENT—NET	41,209,230	42,658,637

RESTRICTED CASH	3,340,052	3,291,845

OTHER NONCURRENT ASSETS	2,672,196	2,643,153

DEFERRED INCOME TAX ASSETS—NET	979,499	1,036,322

TOTAL	$127,394,097	$122,450,661

		(Continued)

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017
(Unaudited)

	September 30, 2018	December 31, 2017
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,606,396	$6,317,012
Accrued commissions	8,393,909	10,237,193
Accrued liabilities	14,258,899	13,296,418
Current portion of notes payable	1,275,174	1,287,600
Income taxes payable	757,685	1,368,093
Other liabilities	2,748,151	1,957,679

Total current liabilities	35,040,214	34,463,995

NOTES PAYABLE—NET OF CURRENT PORTION	1,593,967	2,575,200

OTHER NONCURRENT LIABILITIES	6,051,778	5,931,780

DEFERRED INCOME TAX LIABILITIES—NET	1,660,535	1,620,088

Total liabilities	44,346,494	44,591,063

COMMITMENTS AND CONTINGENCIES
(Notes 7, 8, 10 and 12)

SHAREHOLDERS’ EQUITY:
Common stock—no par value; 100,000,000 shares
authorized, and 43,216,216 issued and
outstanding at September 30, 2018 and
December 31, 2017	29,292,021	29,292,021
Accumulated other comprehensive income	1,792,067	4,108,270
Retained earnings	51,963,515	44,459,307

Total shareholders’ equity	83,047,603	77,859,598

TOTAL	$127,394,097	$122,450,661

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017
(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017

REVENUES—NET	$177,400,164	$170,834,505

COST OF SALES	34,347,783	33,675,863

GROSS PROFIT	143,052,381	137,158,642

OPERATING EXPENSES:
Commission expense	69,656,857	66,195,264
Selling, general, and administrative expenses	61,514,538	58,326,947
Foreign currency losses (gains)—net	508,429	(546,935)

Total operating expenses	131,679,824	123,975,276

INCOME FROM OPERATIONS	11,372,557	13,183,366

OTHER INCOME (EXPENSE):
Interest income	205,492	132,930
Interest expense	(22,358)	(37,887)
Other—net	38,958	207,429

Total other income—net	222,092	302,472

INCOME BEFORE INCOME TAX EXPENSE	11,594,649	13,485,838

INCOME TAX EXPENSE	3,929,902	3,320,737

NET INCOME	$7,664,747	$10,165,101

See notes to consolidated financial statements.

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017
(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017

NET INCOME	$7,664,747	$10,165,101

FOREIGN CURRENCY TRANSLATION
ADJUSTMENTS (NET OF TAX)	(2,285,425)	2,462,933

DEFINED BENEFIT PENSION PLANS (NET OF TAX)	(30,778)	(32,469)

Total other comprehensive (loss) gain	(2,316,203)	2,430,464

TOTAL COMPREHENSIVE INCOME	$5,348,544	$12,595,565

See notes to consolidated financial statements.

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE NONE-MONTH PERIOD ENDED SEPTEMBER 30, 2018
(Unaudited)

			Accumulated
			Other
	Common Stock		Comprehensive	Retained
	Shares	Amount	Income (Loss)	Earnings	Total

BALANCE—December 31, 2017	43,216,216	$29,292,021	$4,108,270	$44,459,307	$77,859,598

Net income				7,664,747	7,664,747

Other comprehensive income—net
of tax			(2,316,203)		(2,316,203)

Dividends				(160,539)	(160,539)

BALANCE—September 30, 2018	43,216,216	$29,292,021	$1,792,067	$51,963,515	$83,047,603

See notes to consolidated financial statements.

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017
(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,664,747	$10,165,101
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	1,971,798	2,256,237
Provision for doubtful accounts	8,849	74,268
Loss (gain) on sale of property, plant, and equipment	45,109	(107,876)
Deferred income taxes	122,682	(46,092)
Foreign currency remeasurement losses (gains)	508,429	(546,934)
Changes in assets and liabilities:
Accounts receivable	480,145	(1,015,683)
Other receivables	610,459	679,850
Inventories	(5,372,924)	(1,455,041)
Prepaid expenses and other assets	(619,178)	(475,611)
Other noncurrent assets	(175,945)	22,092
Accounts payable	1,520,942	281,298
Accrued commissions	(1,843,284)	(975,506)
Accrued liabilities	863,367	2,240,467
Income taxes payable	(610,408)	(1,159,368)
Other liabilities	790,472	(335,372)
Other noncurrent liabilities	85,474	390,092

Net cash provided by operating activities	6,050,734	9,991,922

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(1,595,938)	(1,643,436)
Proceeds from sale of property, plant, and equipment	99,436	228,734
Change in certificates of deposit	146,137	(563,300)
Change in restricted cash	77,001

Net cash used in investing activities	(1,273,364)	(1,978,002)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(1,026,832)	(747,339)
Dividends	(160,539)	(217,623)

Net cash used in financing activities	(1,187,371)	(964,962)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(1,373,003)	1,221,858

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,216,996	8,270,816

CASH AND CASH EQUIVALENTS—BEGINNING OF PERIOD	42,088,306	33,262,343

CASH AND CASH EQUIVALENTS—END OF PERIOD	$44,305,302	$41,533,159

		(Continued)

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017
(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—CASH PAID
DURING THE YEAR FOR:
Interest	$22,424	$39,383

Income taxes	$4,102,467	$4,734,946

See notes to consolidated financial statements.		(Concluded)

MORINDA HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017 (UNAUDITED)

1.
BUSINESS OPERATIONS

Morinda Holdings, Inc. and subsidiaries (collectively, the “Company”) is primarily engaged in the development, manufacturing, and marketing of Tahitian Noni® Juice, MAX and other noni beverages (the Company’s primary products) as well as other nutritional, cosmetic and personal care products. The majority of the Company’s products have a component of the Noni plant, Morinda Citrifolia, (“Noni”) as a common element. The Company primarily sells and distributes its products to an independent sales force through a network marketing arrangement.

The Company is based in the United States and markets and sells its products in more than 60 countries throughout the world.

Domestically, the Company is subject to regulation from a number of governmental agencies, including the U.S. Food and Drug Administration; Federal Trade Commission; Consumer Product Safety Commission; federal, state, and local taxing agencies; and others. The Company is also subject to regulations from a number of foreign government agencies.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The accompanying consolidated financial statements include the financial statements of Morinda Holdings, Inc., and its wholly owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates in Preparing Consolidated Financial Statements—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“generally accepted accounting principles” or GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include sales returns and allowances, inventory obsolescence, contingencies, the valuation and recoverability of long-lived tangible assets, and income and other taxes. Actual results may differ from current estimates and those differences may be material.

Cash and Cash Equivalents—The Company considers all highly liquid short-term investments with remaining maturities of three months or less at the date of acquisition by the Company to be cash equivalents.

The Company’s cash and cash equivalents balances by country as of September 30, 2018 and December 31, 2017, consisted of the following:

	September 30,	December 31,
	2018	2017
Cash and cash equivalents:
China	$20,409,921	$22,003,076
Japan	3,750,585	5,834,582
United States	15,979,436	10,113,924
Other	4,165,360	4,136,724

Total cash and cash equivalents	$44,305,302	$42,088,306

Restricted Cash—Restricted cash represents long-term cash deposits held in a bank for a foreign governmental agency which enables the Company to maintain its direct selling license to do business in that foreign country.

Certificates of Deposit—Certificates of deposit are unrestricted and have a remaining maturity date of less than one year.

Fair Value Measurements—The Company records certain financial instruments at fair value. The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements do not include transaction costs. This accounting guidance establishes a fair value hierarchy used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1—Quoted market prices in active markets for identical assets or liabilities

Level 2—Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3—Unobservable inputs that are not corroborated by market data

The fair values of the Company’s cash and cash equivalents, certificates of deposit, restricted cash, interest rate swap and notes payable approximate their carrying values as of September 30, 2018 and December 31, 2017. The Company’s interest rate swap is recorded at fair market value and has been classified as a Level 2 investment. The Company had no nonrecurring assets and liabilities measured at fair value as of September 30, 2018 and December 31, 2017.

Inventories—Inventories consist of the costs associated with the purchase of raw materials and the manufacturing and transportation of products. Inventories are stated at the lower of cost or net realizable value using the first-in, first-out method.

Property, Plant, and Equipment—Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets and approximated $1,972,000 and $2,256,000 for the nine-month periods ended September 30, 2018 and 2017, respectively. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term. The straight-line method is generally followed for depreciation purposes.

Expenditures that significantly improve or extend the life of an asset are capitalized. The costs of routine repairs and maintenance are charged to expense as incurred.

Impairment of Long-Lived Assets—The Company evaluates the carrying value of long-lived assets based upon current and anticipated undiscounted cash flows and recognizes an impairment when such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value. There were no impairments at September 30, 2018 and December 31, 2018.

Comprehensive Income—Comprehensive income represents changes in shareholders’ equity resulting from transactions other than shareholder investments and distributions. Included in accumulated other comprehensive income are changes in equity that are excluded from the Company’s net income, specifically, gains and losses on foreign currency translation adjustments and applicable amounts associated with the Company’s defined benefit pension plans (see Note 8 and 13).

Intercompany Receivables—As of September 30, 2018 and December 31, 2017, the Company has approximately $20,950,000 of intercompany receivables due from certain foreign entities classified as long-term as management does not believe that these balances will be settled in the foreseeable future.

Income Taxes—Income taxes on net earnings taxed by the United States and various states in which the Company does business are generally payable personally by the shareholders pursuant to an election under Subchapter S of the Internal Revenue Code. Accordingly, no provision has been made for U.S. federal income taxes.

The Company is required to pay taxes to the appropriate governmental entities on profits derived from international operations, including foreign withholding taxes imposed on the repatriation of earnings of the Company’s foreign subsidiaries and withholding taxes imposed on royalty payments. The Company has provided for foreign withholding on distributed earnings and on undistributed earnings for certain foreign subsidiaries where there is no intent to permanently reinvest such earnings. As of September 30, 2018 and December 31, 2017, the Company has no undistributed earnings from foreign subsidiaries that are indefinitely reinvested. The Company is also responsible for certain state income taxes assessed in states that do not recognize the federal Subchapter S (“S-Corporation”) election and for state franchise tax or other taxes assessed at the Company level. The Company’s provision for income taxes includes such taxes.

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes are provided for temporary differences in the basis of assets and liabilities as reported for financial statement purposes and income tax purposes. The Company also records a valuation allowance for certain tax assets and loss carryforwards when management determines that it does not believe that such assets will more likely than not be realized. The Company also evaluates and records tax contingencies for unrecognized tax benefits.

Revenue Recognition—Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectability is reasonably assured. These criteria are typically met when the product is delivered and when title and the risk of ownership passes to the customer. Payments received for undelivered or back-ordered products are recorded as deferred revenue and are included in other current liabilities.

Sales for an internet subscription are recognized as revenue ratably over the requisite service period.

Revenue includes gross sales price, less estimated returns and allowances for which provisions are made at the time of sale and less certain other discounts, allowances, and personal rebates that are accounted for as a reduction from gross sales.

Shipping and handling charges that are billed to customers are included as a component of revenue and costs incurred by the Company for shipping and handling charges are included in cost of sales.

The Company accounts for volume rebates made to its independent product consultants “IPCs” as a reduction of revenue. Personal volume rebates totaled approximately $5,015,000 and $6,270,000 for the nine-month periods ended September 30, 2018 and 2017, respectively.

Deferred Revenue—The Company’s policy is to defer revenue related to distributor convention fees, payments received on products ordered in the current year but not delivered until the subsequent year, initial IPC fees, IPC renewal fees and internet subscription fees until the products or services have been provided. These amounts are included in accrued liabilities in the consolidated balance sheets.

Accrued Marketing Events Costs—The Company accrues expenses for incentive trips associated with its direct sales marketing program, which rewards certain IPCs with paid attendance at its conventions, meetings, and retreats. Expenses associated with incentive trips are accrued over qualification periods as they are earned. The Company specifically analyzes incentive trip accruals based on historical and current sales trends as well as contractual obligations when evaluating the adequacy of the incentive trip accrual. Actual results could result in liabilities being more or less than the amounts recorded. The Company has accrued approximately $3,366,000 and $4,585,000 at September 30, 2018 and December 31, 2017, respectively, for these incentives, and such amounts are included in accrued liabilities in the consolidated balance sheets.

Foreign Currency—A majority of the Company’s business operations occur outside the United States. The local currency of each of the Company’s international subsidiaries and branches is used as its functional currency. All assets and liabilities are translated into U.S. dollars at exchange rates existing at the consolidated balance sheet date, and revenues and expenses are translated at monthly average exchange rates. The resulting foreign currency translation net adjustments are recorded in accumulated other comprehensive income (AOCI) as a separate component of shareholders’ equity in the consolidated balance sheets, except for remeasurement gains (losses) on short-term intercompany borrowings, which are recognized in the consolidated statements of income. The foreign currency (losses) gains recognized in the consolidated statements of income were approximately $(508,000) and $547,000 for the nine-month periods ended September 30, 2018 and 2017, respectively.

Derivative Financial Instruments—The Company holds a derivative financial instrument in the form of an interest rate swap. The Company uses interest rate swaps to economically convert variable interest rate debt to a fixed rate. The Company has not designated these derivatives as hedging instruments. The interest rate swaps are recorded in the accompanying consolidated financial statements at their fair value with the unrealized gains/losses recorded in interest expense. The amount of unrealized loss from interest rate swaps at September 30, 2018 and December 31, 2017, was approximately $42,000 and $74,000, respectively, and is included in other noncurrent liabilities in the consolidated balance sheets. At September 30, 2018, the Company had one contract for an interest rate swap with a total notional amount of $2,869,141.

Research and Development—All research and development costs are expensed as incurred. Total research and development expenses were approximately $4,000,000 and $3,200,000 for the nine-month periods ended September 30, 2018 and 2017, respectively, and are included in selling, general, and administrative expenses in the consolidated statements of income.

Recent Accounting Pronouncements—In November 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires the Company to include in its cash and cash-equivalent balances in the statement of cash flows, those amounts that are deemed to be restricted cash and restricted cash equivalents. In addition, the Company is required to explain the changes in the combined total of restricted and unrestricted balances in the statement of cash flows. ASU 2016-18 is effective for fiscal years beginning after December 15, 2018 for non-public companies, where the guidance should be applied using a retrospective transition method to each period presented. Early adoption is permitted. The Company is currently evaluating the impact on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires leases to be recognized in the statement of financial position. The standard is effective for reporting periods beginning after December 15, 2019, with early adoption permitted. The provisions of this guidance are to be applied using a modified retrospective approach. The Company is currently evaluating the impact of this guidance on its consolidated financial statements.

In May 2014, the FASB issued authoritative guidance amending the FASB Accounting Standards Codification and creating a new Topic 606, Revenue from Contracts with Customers. The new guidance clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP applicable to revenue transactions. This guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The existing industry guidance will be eliminated when the new guidance becomes effective and annual disclosures will be substantially revised. The amendments in the new guidance are effective for annual reporting periods beginning after December 15, 2018. The Company is not expecting to early adopt this guidance and is currently evaluating the effect of adoption of this guidance on its financial statements.

3.
INVENTORIES

Inventories at September 30, 2018 and December 31, 2017, consisted of the following:

	September 30,	December 31,
	2018	2017

Raw materials	$9,669,676	$6,951,539
Work in process	1,205,554	835,144
Finished goods	14,904,146	13,119,486

Total	$25,779,376	$20,906,169

4.
PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment at September 30, 2018 and December 31, 2017, consisted of the following:

	Expected
	Useful Life	September 30,	December 31,
	(Years)	2018	2017

Computer and telephone equipment	3–5	$5,289,030	$5,368,430
Machinery and equipment	5–7	12,568,293	12,812,055
Software	3	796,278	811,799
Office furniture and other equipment	5–7	3,763,345	4,058,042
Leasehold improvements	1–18	12,563,237	12,437,271
Buildings and improvements	38–40	24,465,251	25,046,808
Transportation equipment	5	1,918,342	2,155,253
Land		17,463,628	17,633,808
Other		38,905	65,334

		78,866,309	80,388,800
Less accumulated depreciation and amortization		(37,657,079)	(37,730,163)

Property, plant, and equipment—net		$41,209,230	$42,658,637

5.
ACCRUED LIABILITIES

Accrued liabilities at September 30, 2018 and December 31, 2017, consisted of the following:

	September 30,	December 31,
	2018	2017

Accrued payroll	$5,907,953	$3,714,712
Deferred revenue	2,299,184	2,143,656
Accrued marketing events	3,366,237	4,585,009
Other	2,685,525	2,853,041

Total	$14,258,899	$13,296,418

6.
NOTES PAYABLE

Notes payable at September 30, 2018 and December 31, 2017, consisted of the following:

	September 30,	December 31,
	2018	2017

Note payable to a foreign bank, TIBOR plus .7% interest rate (.76%) at September 30, 2018; quarterly principal payments of $318,793, plus interest; payable in Japanese yen and collateralized by buildings and land (through the use of an interest rate swap, the interest rate is fixed at 1.97%)	$2,869,141	$3,862,800

Less current portion	(1,275,174)	(1,287,600)

Long-term notes payable	$1,593,967	$2,575,200

 Future maturities of notes payable as of September 30, 2018, are as follows:

Years Ending December 31

2018 (3 months)	$318,793
2019	1,275,174
2020	1,275,174

Total	$2,869,141

7.
COMMITMENTS AND CONTINGENCIES

Operating Leases—The Company is obligated under operating leases for warehouse space, office space, equipment and vehicles. Lease expense was approximately $4,585,000 and $4,511,000 for the nine-month periods ended September 30, 2018 and 2017, respectively.

Future minimum lease payments under noncancelable operating leases as of September 30, 2018, are summarized as follows:

Years Ending December 31

2018 (3 months)	$1,390,898
2019	4,657,564
2020	2,923,235
2021	1,906,930
2022	1,613,638
Thereafter	3,627,049

Total	$16,119,314

Contingencies—The Company’s operations are subject to numerous governmental rules and regulations in each of the countries it does business. These rules and regulations include a complex array of tax and customs regulations as well as restrictions on product ingredients and claims, the commissions paid to the Company’s IPCs, labeling and packaging of products, conducting business as a direct-selling business, and other facets of manufacturing and selling products. In some instances, the rules and regulations may not be fully defined under the law or are otherwise unclear in their application. Additionally, laws and regulations can change from time to time, as can their interpretation by the courts, administrative bodies, and the tax and customs authorities in each country. The Company actively seeks to be in compliance, in all material respects, with the laws of each of the countries in which it does business and expects its IPCs to do the same. The Company’s operations are often subject to review by local country tax and customs authorities and inquiries from other governmental agencies. No assurance can be given that the Company’s compliance with governmental rules and regulations will not be challenged by the authorities or that such challenges will not result in assessments or required changes in the Company’s business that could have a material impact on its business, consolidated financial statements and cash flow.

The Company has various non-income tax contingencies in several countries. Such exposure could be material depending upon the ultimate resolution of each situation. At September 30, 2018 and December 31, 2017, the Company has recorded a liability under Accounting Standards Codification (ASC) 450, Contingencies, of approximately $1,243,000 and $915,000, respectively.

Legal Proceedings—As part of normal business operations, the Company from time to time is involved in litigation and other disputes. The Company is currently not involved in any legal matters with a reasonably possible exposure at September 30, 2018. Management does not currently anticipate that any pending litigation or dispute against the Company will have a materially adverse effect on the business, operations, or consolidated financial condition of the Company.

Guarantee Deposits—In Korea, the Company has deposits for collateral on IPC returns dictated by law and collateral to credit card companies for guarantee of IPC payments. As such, approximately $925,000 and $961,000 of guarantee deposits for this collateral are included in other noncurrent assets in the consolidated balance sheets at September 30, 2018 and December 31, 2017, respectively.

8.
RETIREMENT BENEFITS

Employee Contribution Plans—The Company has an employee benefit plan under Section 401(k) of the Internal Revenue Code. This plan covers all employees who are U.S. employees. Employees are eligible to participate in the plan at the beginning of the first full quarter following commencement of employment. The Company matches contributions up to 3% of the participating employee’s compensation. The Company’s matching contributions vest over four years with 0% vested through the end of the first year of service and 33% vesting evenly in years two through four. Total contributions by the Company to the plan were approximately $309,000 and $293,000 for the nine-month periods ended September 30, 2018 and 2017, respectively. The Company also makes contributions to employee contribution plans in various other countries in which it operates. For the nine-month periods ended September 30, 2018 and 2017, total contributions by the Company to foreign employee contribution plans were approximately $809,000 and $726,000, respectively.

Foreign Retirement Benefit Plan—The Company has an unfunded retirement benefit plan in the Company’s Japanese branch that entitles substantially all employees in Japan, other than directors, to retirement payments. The Company also has an unfunded retirement benefit plan in Indonesia that entitles all permanent employees to retirement payments.

Employees whose service with the Japanese branch is terminated are, under most circumstances, entitled to retirement benefits determined by reference to basic rates of pay at the time of termination, years of service, and conditions under which the termination occurs. If the termination is involuntary or caused by retirement at the mandatory retirement age of 65, the employee is entitled to a greater payment than in the case of voluntary termination.

Employees in Indonesia whose service is terminated are, under most circumstances, entitled to retirement benefits determined by reference to basic rates of pay at the time of termination, years of service and conditions under which the termination occurs.

The unfunded benefit obligation for the defined benefit pension plans is measured at December 31 in each fiscal year. The total accrued obligation at December 31, 2017 was approximately $2,598,000.

9.
CAPITAL STOCK

The Company’s authorized capital stock consists of 100,000,000 shares of no par common stock. All of the common stock has the same voting rights and there are no conversion rights associated with the shares.

10.
INCOME TAXES

The Company is taxed under the provisions of Subchapter S of the Internal Revenue Code. As an S-Corporation, the Company is generally not liable for federal and state income taxes. The Company’s income is allocated to its shareholders who are responsible for paying the tax on such income. The Company makes cash distributions to the shareholders, which are considered sufficient to pay the tax liabilities the shareholders incur as a result of the S-Corporation election.

The difference between the income tax expense reported and amounts computed by applying the statutory federal rate of 21% and 35% to pretax income for the nine-month periods ended September 31, 2018 and 2017, respectively, primarily relates to domestic operations that are not subject to income tax due to the Company’s S-Corporation status, taxes required in foreign jurisdictions that are taxed at different statutory rates, and valuation allowances recorded on tax benefits from operating losses in foreign jurisdictions.

11.
CONCENTRATIONS OF RISK

The Company’s Tahitian Noni® Juice, MAX and other noni beverage products constitute a significant portion of overall sales, accounting for approximately 88% and 87% of retail sales for the nine-month periods ended September 30, 2018 ,2017, respectively. If consumer demand for these products decreases significantly or if the Company ceases to offer these products without a suitable replacement, the Company’s consolidated financial condition and operating results would be adversely affected.

A substantial portion of the Company’s business is conducted in foreign markets, exposing it to the risks of trade or foreign exchange restrictions, increased tariffs, foreign currency fluctuations and similar risks associated with foreign operations. Approximately 90% of gross sales for the nine-month periods ended September 30, 2018 and 2017, were generated outside the United States. The Company’s Japanese operations contributed approximately 42% and 46% and China operations contributed approximately 35% and 30% of overall sales for the nine-month periods ended September 30, 2018 and 2017, respectively. Net property, plant, and equipment relating to the Japanese location constituted approximately 66% and 64% of the Company’s consolidated property, plant, and equipment at September 30, 2018 and December 31, 2017, respectively.

The Company purchases fruit and other Noni based raw materials from French Polynesia, but these purchases of materials are from a wide variety of individual suppliers with no single supplier accounting for more than 10% of its raw material purchases during the periods ended September 30, 2018 and December 31, 2017. However, as the majority of the raw materials are consolidated and processed at the Company’s plant in Tahiti, the Company could be negatively affected by certain governmental actions or natural disasters if they occurred in that region of the world.

12.
EXECUTIVE DEFERRED COMPENSATION PLAN

The Company’s board of directors implemented an unfunded executive deferred compensation plan in 2009 for select senior management personnel. Under the plan, if certain financial targets are achieved by the Company, the Company is obligated to pay certain cash bonuses. The Company is currently obligated to pay deferred compensation to certain executives during a fixed term of years after retirement from the Company.

13.
ACCUMULATED OTHER COMPREHENSIVE INCOME

The components of accumulated other comprehensive income and related activity as of and for the nine-month period ended September 30, 2018 is as follows as follows:

			Total
	Defined		Accumulated
	Benefit	Foreign	Other
	Pension	Currency	Comprehensive
	Plans	Gains (Loss)	Income (Loss)

Balance—December 31, 2017	143,909	3,964,361	4,108,270

2018 activity	(30,778)	(2,285,425)	(2,316,203)

Balance—September 30, 2018	$113,131	$1,678,936	$1,792,067

 During the periods ended September 30, 2018 and December 31, 2017, there were no amounts reclassified to income.

14.
SUBSEQUENT EVENTS

The Company has performed an evaluation of its subsequent events though March 1, 2019, which is the date the consolidated financial statements were available to be issued.

On December 21, 2018, the Company executed a merger agreement with New Age Beverages Corporation (“NABC”), and New Age Health Sciences Holdings, Inc. Pursuant to the Merger Agreement, NABC paid the following consideration to the Company’s equity holders, subject to certain adjustments described in the Merger Agreement; (i) $75 million in cash; (ii) 2,016,480 shares of the NABC’s common stock; and (iii) 43,804 shares of Series D Preferred Stock (the “Preferred Stock”) providing for the potential payment of up to $15 million contingent upon the Company achieving certain post-closing milestones.

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